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EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                            Names Under Which             State or Jurisdiction of
Subsidiary Name                         Subsidiary Does Business        Incorporation or Organization
---------------                         ------------------------        -----------------------------
Pacific Ethanol California, Inc.             Pacific Ethanol                     California

Kinergy Marketing, LLC                      Kinergy Marketing                      Oregon

ReEnergy, LLC                                   ReEnergy                         California

Pacific Ag Products, LLC                 Pacific Ag Products/PAP                 California

Pacific Ethanol Madera LLC               Pacific Ethanol Madera                   Delaware

Pacific Ethanol Holding Co. LLC          Pacific Ethanol Holding                  Delaware

Pacific Ethanol Finance Co. LLC          Pacific Ethanol Finance                  Delaware

Pacific Ethanol Visalia LLC              Pacific Ethanol Visalia                  Delaware

Pacific Ethanol Columbia, LLC            Pacific Ethanol Columbia                 Delaware
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